CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in the Registration Statements on Form S‑8 (No. 333-264315, 333-224772, 333-204286, 333-204285, and 333-188735) and Form S-3 (No. 333-204287) of Primo Water Corporation of our report dated February 28, 2024 relating to the financial statements and financial statement schedule and the effectiveness of internal control over financial reporting, which appears in this Form 10‑K.

/s/ PricewaterhouseCoopers LLP
Tampa, Florida
February 28, 2024